UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2021

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

(Address of principal executive offices and zip code)

(844) 663-2638

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 25, 2021 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Hunter Gary	156,327,685	1,583,334	96,681	20,116,879
Kathy Higgins Victor	157,282,853	534,928	189,919	20,116,879
Scott Letier	157,024,565	773,530	209,605	20,116,879
Jesse A. Lynn	155,686,787	2,086,684	234,229	20,116,879
Steven Miller	156,610,248	1,298,065	99,387	20,116,879
Michael Montelongo	157,175,911	630,327	201,462	20,116,879
Margarita Paláu-Hernández	148,011,481	9,666,735	329,484	20,116,879
Clifford Skelton	157,245,438	559,355	202,907	20,116,879

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2021. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
177,738,776	248,663	137,140	0

3. Approval, on an advisory basis, of the 2020 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2021 Proxy Statement. The 2020 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2021 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
152,896,416	4,713,209	398,075	20,116,879

4. Approval of the Conduent Incorporated 2021 Performance Incentive Plan, as disclosed in Registrant’s 2021 Proxy Statement. The Conduent Incorporated 2021 Performance Incentive Plan, as disclosed in Registrant’s 2021 Proxy Statement, was approved.

For	Against	Abstain	Non Votes
152,319,478	5,363,922	324,300	20,116,879

(c) Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2021

Conduent Incorporated

By:	/s/ Kevin Ciaglo
Name:	Kevin Ciaglo
Title:	Assistant Secretary